SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

CITIZENS, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Anderson Lane
Austin, Texas 78752
(Address of principal executive offices) (Zip Code)

(512) 837-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events	1
Signature	2

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On October 13, 2014, Citizens, Inc. (“Citizens”) was the subject of a blog post by an anonymous self-described short seller of Citizens’ stock. Citizens has reviewed the blog post and strongly disagrees with its assumptions and conclusions. Moreover, Citizens believes that the blog post contains numerous false and misleading statements.

Importantly, because of the self-described short seller’s purported position in Citizens’ stock, the anonymous blogger would stand to realize a financial gain in the event Citizens’ stock price declines. We believe this conflict of interest should cause the blog post and its conclusions to be viewed skeptically.

Citizens believes in its business plan and believes it operates its business in compliance with applicable laws. Citizens directs persons to its most recent Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission for more information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

	By:	/s/ Rick D. Riley
Rick D. Riley, Vice Chairman and President
Date: October 14, 2014

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